FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ADDvantage Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	73-1351610
(State of incorporation or	(I.R.S. Employer Identification No.)
organization)

1221 E. Houston St., Broken Arrow, OK	74012
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                                                                                                     None

                                                                                                               (Title of class)

                                                                                                                (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of ADDvantage Technologies Group, Inc.'s (the "Company") common stock, $.01 par value per share (the "Common Stock"), registered hereby is incorporated by reference to the description of the Common Stock set forth in the Company's Form SB-2 Registration Statement, No. 33-39902-FW, as amended by that certain post-effective amendment on Form SB-2 declared effective by the Securities and Exchange Commission (the "Commission") on June 12, 1996, and including any amendment or report filed for the purpose of updating such description, and as amended by any form of prospectus filed pursuant to Rule 424 (b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADDvantage Technologies Group, Inc.

Date: August 24, 2007

By:	/s/ Daniel E. O'Keefe
Daniel E. O'Keefe
Chief Financial Officer